Exhibit 99.1

Workday Announces Fiscal 2018 Second Quarter Financial Results

Subscription Revenues of $434.5 Million, Up 42% Year Over Year

Total Revenues of $525.3 Million, Up 41% Year Over Year

PLEASANTON, CA. - (Aug. 30, 2017) - Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal second quarter ended July 31, 2017.

•	Total revenues were $525.3 million, an increase of 40.6% from the second quarter of fiscal 2017. Subscription revenues were $434.5 million, an increase of 42.0% from the same period last year.

•
Operating loss was $81.6 million, or negative 15.5% of revenues, compared to an operating loss of $86.7 million, or negative 23.2% of revenues, in the same period last year. Non-GAAP operating profit for the second quarter was $49.0 million, or 9.3% of revenues, compared to a non-GAAP operating profit of $6.1 million, or 1.6% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.40, compared to a net loss per basic and diluted share of $0.55 in the second quarter of fiscal 2017. Non-GAAP net income per diluted share was $0.24, compared to a non-GAAP net loss per basic and diluted share of $0.04 in the same period last year.[1]

•
Operating cash flows for the second quarter were $15.1 million and free cash flows were negative $23.4 million. For the trailing twelve months, operating cash flows were $376.4 million and free cash flows were $247.5 million.[2]

•	Cash, cash equivalents and marketable securities were $2.1 billion as of July 31, 2017. Unearned revenues were $1.2 billion, a 26.2% increase from the same period last year.

Comments on the News
"Our second quarter results underscore our belief that Workday is the leading provider of finance and HR in the cloud. Not only did we see continued traction in finance, but now more than 30% of the Fortune 500 have selected Workday for core HR," said Aneel Bhusri, co-founder and CEO, Workday. "Coupling this success with our increasing strength among medium enterprises and strong adoption of new products like Workday Planning gives us great confidence in our ability to continue growing market share globally while keeping customer satisfaction among the highest in the industry."

"We were pleased to deliver our fourth consecutive quarter of over 40% subscription revenue growth, along with solid operating margins," said Robynne Sisco, chief financial officer, Workday. "With the momentum from our second quarter results, we are raising our fiscal 2018 outlook and are now expecting subscription revenue of $1.750 to $1.757 billion, or growth of 36%. We expect our third quarter subscription revenue to be between $450 and $452 million, or growth of 33% to 34%. We continue to focus our investments on areas of the business that drive long-term growth, while delivering strong operating margins and cash flow expansion over time."

Recent Highlights

•
Workday announced its intent to open the Workday Cloud Platform, equipping customers and, eventually, a broader ecosystem of partners, ISVs, and developers with a Platform-as-a-Service (PaaS) offering to build custom extensions and applications for customers’ business needs.

•
Workday was positioned by Gartner, Inc. in the Leaders quadrant of the first-ever Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises. Workday was recognized as a leader based on its ability to execute and completeness of vision.[3]

•
Workday announced continued medium enterprise momentum with customers across industries deploying Workday and realizing business benefits including the ability to reduce risk, and rapidly scale and adjust their business.

•
Workday was named one of the Best Large Workplaces in Europe by the Great Place to Work Institute, ranking #3 on this year’s list. Workday was also ranked #1 in the Bay Area News Group's top workplaces for the seventh consecutive year.

Workday plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through Workday's Investor Relations website. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

Workday intends to use the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

3 Gartner, Magic Quadrant for Cloud Core Financial Management Suites for Midsize, Large and Global Enterprises, 19 June 2017
Disclaimer - Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures." A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of stock-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as number of shares granted and market price that are not ascertainable.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday's third quarter and fiscal year subscription revenue projections, operating margins and cash flow growth. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers' data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; and (viii) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended April 30, 2017 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2017. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2017	January 31, 2017
		*As Adjusted
Assets
Current assets:
Cash and cash equivalents	$748,599	$539,923
Marketable securities	1,349,191	1,456,822
Trade and other receivables, net	370,557	409,780
Deferred costs	54,015	51,330
Prepaid expenses and other current assets	63,862	66,590
Total current assets	2,586,224	2,524,445
Property and equipment, net	438,754	365,877
Deferred costs, noncurrent	117,736	117,249
Acquisition-related intangible assets, net	39,110	48,787
Goodwill	158,540	158,354
Other assets	66,763	53,570
Total assets	$3,407,127	$3,268,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$39,948	$26,824
Accrued expenses and other current liabilities	80,410	61,582
Accrued compensation	105,229	110,625
Unearned revenue	1,118,565	1,086,212
Current portion of convertible senior notes, net	332,422	—
Total current liabilities	1,676,574	1,285,243
Convertible senior notes, net	216,038	534,423
Unearned revenue, noncurrent	104,178	135,331
Other liabilities	39,940	36,677
Total liabilities	2,036,730	1,991,674
Stockholders’ equity:
Common stock	208	202
Additional paid-in capital	2,945,596	2,681,200
Accumulated other comprehensive income (loss)	(22,197)	2,071
Accumulated deficit	(1,553,210)	(1,406,865)
Total stockholders’ equity	1,370,397	1,276,608
Total liabilities and stockholders’ equity	$3,407,127	$3,268,282
* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
		*As Adjusted		*As Adjusted
Revenues:
Subscription services	$434,527	$306,070	$834,263	$586,238
Professional services	90,793	67,587	170,918	135,096
Total revenues	525,320	373,657	1,005,181	721,334
Costs and expenses (1):
Costs of subscription services	65,931	51,379	125,729	100,579
Costs of professional services	92,264	66,473	169,177	125,900
Product development	221,103	161,886	417,542	303,664
Sales and marketing	171,952	134,899	327,661	262,518
General and administrative	55,699	45,705	106,901	86,888
Total costs and expenses	606,949	460,342	1,147,010	879,549
Operating loss	(81,629)	(86,685)	(141,829)	(158,215)
Other income (expense), net	938	(21,193)	(725)	(27,031)
Loss before provision for (benefit from) income taxes	(80,691)	(107,878)	(142,554)	(185,246)
Provision for (benefit from) income taxes	1,841	(65)	4,022	1,070
Net loss	$(82,532)	$(107,813)	$(146,576)	$(186,316)
Net loss per share, basic and diluted	$(0.40)	$(0.55)	$(0.71)	$(0.95)
Weighted-average shares used to compute net loss per share, basic and diluted	207,028	197,223	205,453	195,887

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$6,580	$4,968	$12,271	$9,365
Costs of professional services	9,301	5,969	17,322	11,262
Product development	56,923	38,314	107,952	71,282
Sales and marketing	25,942	20,844	49,101	39,846
General and administrative	22,777	18,127	42,665	34,702
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
		*As Adjusted		*As Adjusted
Cash flows from operating activities
Net loss	$(82,532)	$(107,813)	$(146,576)	$(186,316)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,021	26,662	67,398	52,786
Share-based compensation expenses	121,523	88,222	229,311	166,457
Amortization of deferred costs	14,009	10,917	27,646	21,356
Amortization of debt discount and issuance costs	6,785	6,690	13,735	13,289
Gain on sale of cost method investment	(526)	(65)	(526)	(65)
Impairment of cost method investment	—	15,000	—	15,000
Other	1,933	1,918	4,611	1,600
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(71,422)	(52,337)	40,393	45,982
Deferred costs	(19,437)	(19,541)	(30,818)	(28,767)
Prepaid expenses and other assets	(8,968)	(10,070)	(12,018)	(7,682)
Accounts payable	10,778	1,542	10,213	(180)
Accrued expenses and other liabilities	(13,472)	(6,517)	(9,383)	(972)
Unearned revenue	22,434	51,914	1,162	76,851
Net cash provided by (used in) operating activities	15,126	6,522	195,148	169,339
Cash flows from investing activities
Purchases of marketable securities	(285,197)	(557,180)	(898,448)	(1,191,136)
Maturities of marketable securities	371,471	539,315	813,341	1,164,903
Sales of available-for-sale securities	180,863	28,652	189,937	28,852
Business combinations, net of cash acquired	—	(3,670)	—	(3,670)
Owned real estate projects	(22,996)	(6,788)	(52,535)	(25,774)
Capital expenditures, excluding owned real estate projects	(38,528)	(26,539)	(69,121)	(61,017)
Purchases of cost method investments	(5,000)	(200)	(5,450)	(300)
Sale and maturities of cost method investments	732	315	732	315
Other	—	(684)	—	(296)
Net cash provided by (used in) investing activities	201,345	(26,779)	(21,544)	(88,123)
Cash flows from financing activities
Proceeds from issuance of common stock from employee equity plans	32,274	25,395	34,527	28,776
Other	(32)	195	(76)	571
Net cash provided by (used in) financing activities	32,242	25,590	34,451	29,347
Effect of exchange rate changes	715	(144)	583	494
Net increase (decrease) in cash, cash equivalents and restricted cash	249,428	5,189	208,638	111,057
Cash, cash equivalents and restricted cash at the beginning of period	501,104	405,955	541,894	300,087
Cash, cash equivalents and restricted cash at the end of period	$750,532	$411,144	$750,532	$411,144
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on February 1, 2017.

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Supplemental cash flow data
Cash paid for interest, net of amounts capitalized	$46	$2,652	$46	$2,656
Cash paid for income taxes	1,262	3,566	2,608	4,147
Non-cash investing and financing activities:
Vesting of early exercise stock options	$282	$460	$564	$920
Property and equipment, accrued but not paid	33,219	11,426	33,219	11,426
Non-cash additions to property and equipment	485	394	627	915

	July 31, 2017	July 31, 2016
		*As Adjusted
Reconciliation of cash, cash equivalents and restricted cash as shown in the statement of cash flows
Cash and cash equivalents	$748,599	$405,529
Restricted cash included in Other assets	1,933	1,615
Restricted cash included in Property and equipment, net	—	4,000
Total cash, cash equivalents and restricted cash	$750,532	$411,144

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2017
(in thousands, except per share data) (unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$65,931	$(6,580)	$(208)	$—	$59,143
Costs of professional services	92,264	(9,301)	(379)	—	82,584
Product development	221,103	(56,923)	(6,602)	—	157,578
Sales and marketing	171,952	(25,942)	(1,126)	—	144,884
General and administrative	55,699	(22,777)	(754)	—	32,168
Operating income (loss)	(81,629)	121,523	9,069	—	48,963
Operating margin	(15.5)%	23.1%	1.7%	—%	9.3%
Other income (expense), net	938	—	—	6,785	7,723
Income (loss) before provision for (benefit from) income taxes	(80,691)	121,523	9,069	6,785	56,686
Provision for (benefit from) income taxes (1)	1,841	—	—	—	1,841
Net income (loss)	$(82,532)	$121,523	$9,069	$6,785	$54,845
Net income (loss) per share (2)	$(0.40)	$0.59	$0.04	$0.01	$0.24

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share calculated based upon 207,028 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 225,610 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $4.3 million, and amortization of acquisition-related intangible assets of $4.8 million.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2016
(in thousands, except per share data) (unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
	*As Adjusted				*As Adjusted
Costs and expenses:
Costs of subscription services	$51,379	$(4,968)	$(133)	$—	$46,278
Costs of professional services	66,473	(5,969)	(226)	—	60,278
Product development	161,886	(38,314)	(2,566)	—	121,006
Sales and marketing	134,899	(20,844)	(707)	—	113,348
General and administrative	45,705	(18,127)	(924)	—	26,654
Operating income (loss)	(86,685)	88,222	4,556	—	6,093
Operating margin	(23.2)%	23.6%	1.2%	—%	1.6%
Other income (expense), net	(21,193)	—	—	6,690	(14,503)
Income (loss) before provision for (benefit from) income taxes	(107,878)	88,222	4,556	6,690	(8,410)
Provision for (benefit from) income taxes (1)	(65)	—	—	—	(65)
Net income (loss)	$(107,813)	$88,222	$4,556	$6,690	$(8,345)
Net income (loss) per share (2)	$(0.55)	$0.45	$0.02	$0.04	$(0.04)

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)	Calculated based upon 197,223 basic and diluted weighted-average shares of common stock.

(3)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $3.2 million, and amortization of acquisition-related intangible assets of $1.4 million recorded as part of product development expenses.

*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2017
(in thousands, except per share data) (unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$125,729	$(12,271)	$(754)	$—	$112,704
Costs of professional services	169,177	(17,322)	(1,285)	—	150,570
Product development	417,542	(107,952)	(15,564)	—	294,026
Sales and marketing	327,661	(49,101)	(2,800)	—	275,760
General and administrative	106,901	(42,665)	(2,072)	—	62,164
Operating income (loss)	(141,829)	229,311	22,475	—	109,957
Operating margin	(14.1)%	22.8%	2.2%	—%	10.9%
Other income (expense), net	(725)	—	—	13,735	13,010
Income (loss) before provision for (benefit from) income taxes	(142,554)	229,311	22,475	13,735	122,967
Provision for (benefit from) income taxes (1)	4,022	—	—	—	4,022
Net income (loss)	$(146,576)	$229,311	$22,475	$13,735	$118,945
Net income (loss) per share (2)	$(0.71)	$1.12	$0.11	$0.01	$0.53

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share calculated based upon 205,453 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 223,825 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $12.8 million, and amortization of acquisition-related intangible assets of $9.7 million.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2016
(in thousands, except per share data) (unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
	*As Adjusted				*As Adjusted
Costs and expenses:
Costs of subscription services	$100,579	$(9,365)	$(452)	$—	$90,762
Costs of professional services	125,900	(11,262)	(716)	—	113,922
Product development	303,664	(71,282)	(6,360)	—	226,022
Sales and marketing	262,518	(39,846)	(1,797)	—	220,875
General and administrative	86,888	(34,702)	(1,736)	—	50,450
Operating income (loss)	(158,215)	166,457	11,061	—	19,303
Operating margin	(21.9)%	23.1%	1.5%	—%	2.7%
Other income (expense), net	(27,031)	—	—	13,289	(13,742)
Income (loss) before provision for (benefit from) income taxes	(185,246)	166,457	11,061	13,289	5,561
Provision for (benefit from) income taxes (1)	1,070	—	—	—	1,070
Net income (loss)	$(186,316)	$166,457	$11,061	$13,289	$4,491
Net income (loss) per share (2)	$(0.95)	$0.85	$0.06	$0.06	$0.02

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share calculated based upon 195,887 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 206,531 diluted weighted-average shares of common stock.

(3)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $8.3 million, and amortization of acquisition-related intangible assets of $2.7 million recorded as part of product development expenses.

*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
		*As Adjusted		*As Adjusted
Net cash provided by (used in) operating activities	$15,126	$6,522	$195,148	$169,339
Capital expenditures, excluding owned real estate projects	(38,528)	(26,539)	(69,121)	(61,017)
Free cash flows	$(23,402)	$(20,017)	$126,027	$108,322

	Trailing Twelve Months Ended July 31,
	2017	2016
		*As Adjusted
Net cash provided by (used in) operating activities	$376,435	$320,589
Capital expenditures, excluding owned real estate projects	(128,917)	(140,895)
Free cash flows	$247,518	$179,694
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on February 1, 2017.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•
Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

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Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

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Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the Company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings, and construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent in nature. For the current fiscal year, these costs primarily represent the construction of our new development center which is anticipated to be completed in fiscal 2020. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Michael Magaro
+1 (925) 379-6000
Michael.Magaro@Workday.com

Media Contact:
Jeff Shadid
+1 (405) 834-7777
Jeff.Shadid@Workday.com